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Exhibit 99.2

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company's orders by reportable segment for: (i) the quarters ended March 30, June 29, September 28, and December 31, 2002, (ii) the quarters ended March 31, June 30, September 29 and December 31, 2001, and (iii) the years ended December 31, 2002 and 2001.

	2002 Segment Orders
	Quarter Ended March 30	Quarter Ended June 29	Quarter Ended September 28	Quarter Ended December 31	Year Ended December 31
Personal Communications Segment	$2,644	$2,608	$2,565	$2,218	$10,035
Semiconductor Products Segment	1,319	1,350	1,310	1,245	5,224
Global Telecom Solutions Segment	1,293	1,090	895	1,106	4,384
Commercial, Govt, and Industrial Solutions Segment	877	850	997	1,085	3,809
Broadband Communications Segment	537	420	385	353	1,695
Integrated Electronic Systems Segment	570	562	562	542	2,236
	2001 Segment Orders
	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 29	Quarter Ended December 31	Year Ended December 31
Personal Communications Segment	$2,900	$2,978	$3,043	$2,280	$11,201
Semiconductor Products Segment	1,125	1,091	1,137	1,063	4,416
Global Telecom Solutions Segment	1,558	2,023	1,580	1,142	6,303
Commercial, Govt, and Industrial Solutions Segment	1,165	1,170	1,006	1,144	4,485
Broadband Communications Segment	905	791	647	525	2,868
Integrated Electronic Systems Segment	513	554	545	482	2,094

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  Exhibit 99.2